UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2025

Commercial Metals Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(214) 689-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 15, 2025, Commercial Metals Company (the “Company”) consummated the transactions contemplated by the previously disclosed Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 15, 2025, with the equityholders of the Foley Companies (defined below), The Concrete Company, OCM SSF II Foley Holdings, L.P., FPC Holdco, LLC (“Holdco”) and OCM SSF II Foley Blocker, LLC (“Oaktree Blocker” and, together with Holdco, the “Foley Companies”).

Pursuant to the terms and conditions of the Purchase Agreement, the Company purchased all of the issued and outstanding equity securities of Holdco and Oaktree Blocker (the “Acquisition”) for a cash purchase price of $1.84 billion. The purchase price is subject to further customary purchase price adjustment as described in the Purchase Agreement. The purchase price was funded with the proceeds from the Company’s issuance of $1.0 billion of 5.750% senior unsecured notes due November 2033 and $1.0 billion of 6.000% senior unsecured notes due December 2035 (such transaction, the “Notes Offering”), the gross proceeds of which were deposited into an escrow account at the closing of the Notes Offering and were subsequently released in connection with the closing of the Acquisition.

The material terms of the Purchase Agreement and a description of the Acquisition were reported in Item 1.01 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 16, 2025 and are incorporated herein by reference. The foregoing description of the Purchase Agreement and the Acquisition does not purport to be complete and is qualified by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2025 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On December 15, 2025, the Company issued a press release announcing the consummation of the Acquisition, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

As previously disclosed, on October 15, 2025, the Company entered into a commitment letter (the “Commitment Letter”) with Bank of America, N.A. (“Bank of America”), BofA Securities, Inc. and Citigroup Global Markets Inc. (“Citi”), pursuant to which, subject to the terms and conditions set forth therein, Bank of America and Citi agreed to provide the Company (i) a 364-day senior unsecured bridge facility in an aggregate principal amount of up to $1.85 billion (the “Bridge Loan Facility”) and (ii) a senior secured revolving credit facility in an aggregate principal amount of $600.0 million, which was subsequently eliminated in connection with the amendment and restatement of the Commitment Letter on October 31, 2025. In connection with the completion of the Notes Offering, the remaining commitments under the Bridge Loan Facility were reduced to zero. Upon closing of the Acquisition, the Commitment Letter terminated, effective as of December 15, 2025.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file the financial statements required by Item 9.01(a) with respect to the Acquisition described in Item 2.01 of this Current Report by amendment to this Current Report as soon as practicable and, in any event, not later than 71 days after the date on which this Current Report is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) with respect to the Acquisition described in Item 2.01 of this Current Report by amendment to this Current Report as soon as practicable and, in any event, not later than 71 days after the date on which this Current Report is required to be filed pursuant to Item 2.01.

(d) Exhibits

2.1†	Securities Purchase Agreement, dated as of October 15, 2025, by and among Commercial Metals Company, The Concrete Company, OCM SSF II Foley Holdings, L.P., FPC Holdco, LLC, OCM SSF II Foley Blocker, LLC and the sellers identified on the signature pages thereto (filed as Exhibit 2.1 to Commercial Metals Company’s Current Report on Form 8-K dated October 16, 2025 and incorporated herein by reference).

99.1	Press Release issued by Commercial Metals Company on December 15, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2025

COMMERCIAL METALS COMPANY

By:	/s/ Paul J. Lawrence
Name:	Paul J. Lawrence
Title:	Senior Vice President and Chief Financial Officer